CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. TO ACQUIRE
CIC BANCSHARES, INC. IN COLORADO

Dubuque, Iowa, October 23, 2015-Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has entered into a definitive merger agreement with CIC Bancshares, Inc. (CIC), parent company of Centennial Bank, headquartered in Denver, Colorado. According to terms of the Agreement, Heartland will acquire CIC in a transaction valued at approximately $83.5 million, of which approximately 20 percent would be payable in cash and approximately 80 percent would be payable by issuance of Heartland common stock. Heartland expects the transaction to be accretive to its earnings per share within the first year of combined operations.

Under terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, the outstanding shares of CIC Bancshares will be converted into a combination of cash and shares of Heartland common stock. Simultaneous with closing of the transaction, Centennial Bank will be merged into Heartland’s Colorado-based subsidiary, Summit Bank & Trust, with the resulting institution operating under the Centennial Bank name. The transaction is expected to be a tax-free exchange with respect to the stock consideration received by the shareholders of CIC.

The transaction is subject to approvals by shareholders of CIC Bancshares, Inc. and bank regulatory authorities, and is expected to close during the first quarter of 2016, with a systems conversion in the second quarter of 2016.

With assets of approximately $722 million, loans of $551 million and deposits of $638 million as of June 30, 2015, Centennial Bank is a 20-year-old commercial bank acquired five years ago by CIC Bancshares. It is recognized as one of the fastest growing banks in the state of Colorado. Centennial operates 14 Colorado locations including four offices in the Denver-Aurora-Lakewood MSA. On a pro forma basis, Heartland will have 108 full-service banking locations after closing the CIC Bancshares and pending Premier Valley Bank transactions.

“We are excited about the prospect of expanding the Heartland footprint in Colorado, an economically strong and vibrant region,” said Lynn B. Fuller, Chairman and CEO of Heartland. “Centennial Bank is an excellent fit for our community banking business model, and its locations significantly expand our presence in the Front Range of Colorado into Denver and attractive mountain communities. Centennial is a healthy bank that presents excellent opportunity to build on its solid market share with business and retail customers.”

Kevin W. Ahern, Chairman and CEO of CIC Bancshares, Inc., said, “Our board views this merger as an excellent move for the customers and stockholders of Centennial Bank. As we considered our strategic direction, including the importance of identifying a potential quality merger partner, Heartland stood out as an excellent fit. We are pleased to partner with a strong company committed to face-to-face customer service and locally based community banking that will continue our tradition of strong community support.

“This affiliation with the Heartland family of commercial banks will allow us to press forward with our strategic objectives for Centennial Bank and ensure we continue to inspire possibilities for our associates, clients, and communities. We believe our customers will benefit from this merger and gain access to a wide selection of convenient financial products and services,” added Ahern.

James L. Basey, Centennial Bank’s President and CEO said, “Since the creation of Centennial Bank in 2010, during the Great Recession, we have focused on generating strong organic growth. Joining with Heartland is an exceptional opportunity to further leverage our growth. We look forward to expanded lending capacity and enhanced technology with a focus on treasury management services, and significant backroom support from Heartland.”

Fuller concluded, “Centennial Bank brings a solid and experienced leadership team that will strengthen our position in Colorado. Kevin Ahern and James Basey are successful long-time bankers in the Colorado banking market and we are excited both will be joining our Colorado bank and the Heartland team.”

To access an investor overview of the proposed transaction, Visit www.htlf.com Investor Relations Presentations, or use this link: http://www.snl.com/irweblinkx/presentations.aspx?iid=1021344

Piper Jaffray & Co. served as financial advisor to CIC Bancshares and Bieging Shapiro & Barber LLP served as CIC Bancshares’ legal advisor. Panoramic Capital Advisors Inc. served as financial advisor to Heartland, and Dorsey & Whitney LLP served as Heartland’s legal advisor.

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Additional Information about the Merger and Where to Find It
This communication is being made in respect of a proposed merger transaction involving Heartland Financial USA, Inc. and CIC Bancshares, Inc. In connection with the transaction, Heartland Financial USA, Inc. will file a registration statement with the SEC that will include a proxy statement/prospectus to be used by CIC Bancshares, Inc. at the special meeting it will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to CIC Bancshares, Inc. shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on form S-4 that includes preliminary and final versions of the proxy statement/prospectus and other relevant documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov.

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About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $6.7 billion diversified financial services company providing banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 89 banking locations in 66 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri and Texas, with mortgage loan production offices in California, Nevada and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Centennial Bank
Centennial Bank is a growing Colorado bank with more than $700 million in assets and a total of 14 branch locations. The bank provides relationship-first banking services to businesses and individuals throughout the Colorado Front Range, foothills and select mountain communities. As entrepreneurs, the bank seeks to meet the needs of businesses large and small, established and growing, through innovative solutions informed by local knowledge. As a community minded bank, the interests of customers, shareholders, and communities are at the forefront of the bank’s values. Centennial Bank is a wholly-owned subsidiary of CIC Bancshares, Inc. For more information, please visit www.CentennialBanking.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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